UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Upholstery International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

337121
(Primary Standard Industrial Classification Code Number)

46-4159889
(I.R.S. Employer Identification Number)

c/o   Ken Kovie – 8005 W. 183rd Street, Ste E, Tinley Park, IL, 60423
Tel #   708-372-2726
ken@kenscustomupholstery.com
www.upholsteryinternational.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:
Business filings incorporated
108 west 13th street
Wilmington, Delaware 19801

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock for sale by Upholstery International, Inc.	450,200	$ 2.50	$ 1,125,500	$3,864

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

All filing fees payable in connection with the registration of the shares being registered hereby were previously paid in connection with the filing of the Original Registration Statement.

PART I—INFORMATION REQUIRED IN PROSPECTUS

Item 1.
Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.

Upholstery International, Inc.
450,200 shares of common stock
$2.50 per share

Prior to this Offering, no public market has existed for the common stock of Upholstery International, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 450,200 shares of our common stock for sale by selling shareholders who may be deemed underwriters .  No shares are being registered for sale by the Company.    There is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The selling shareholders will sell their shares at a fixed price per share of $2.50 for the duration of this Offering, or until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or in privately negotiated transactions. We will not receive any proceeds from the sale of the 450,200 shares sold by the selling shareholders. Selling shareholders will receive proceeds of $2.50 per share sold. If all shares being offered by the selling shareholders are sold, selling shareholders will receive net proceeds of $1,125,000. The Company will not receive funds from the sale of shares being offered by selling shareholders. This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

The company currently has limited business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

The date of this prospectus is __________________201 5

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Item 3.	Summary Information.	5
	Risk Factors	10
Item 4.	Use of Proceeds.	16
Item 5.	Determination of Offering Price.	16
Item 6.	Dilution.	17
Item 7.	Plan of Distribution.	19
Item 8.	Description of Securities to be Registered.	20
Item 9.	Interests of Named Experts and Counsel.	22
Item 10.	Information with Respect to the Registrant.	23
Description of Property		24
Legal Proceedings		24
Financial Statements and Supplementary Data		25
Management’s Discussion and Analysis		26
Plan of Operations		28
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		28
Directors and Executive Officers		28
Executive Compensation		31
Security Ownership of Certain Beneficial Owners and Management		31
Certain Relationships and Related Transactions		32
Item 12.	Available Information	32
Item 12A.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities.	33
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS		33
Item 13.	Other Expenses of Issuance and Distribution.	33
Item 14.	Indemnification of Directors and Officers.	33
Item 15.	Recent Sales of Unregistered Securities.	33
Item 16.	Exhibits.	35
Item 17.	Undertakings	35
Signatures		35

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3.
Summary Information.

Summary Information about Upholstery International, Inc

Upholstery International, Inc. (the “Company”) through its wholly owned subsidiary Ken’s Custom Upholstery, Inc. (“Ken’s”) operates one retail upholstery store which specialize in the reupholstering of furniture. The company does not sell new furniture at this time but hopes to in the future. The Company was incorporated under the laws of the state of Delaware on November 21, 2013 and Ken’s was formed under the laws of the state of Illinois on January 16, 1986.

On December 16, 2013 the Company completed a Share Exchange agreement with Ken’s, whereby the Company issued 13,450,000 shares of its common stock to the shareholders of Ken’s. The merger was accounted for as a reverse merger, whereby Ken’s being the accounting survivor and the Company being the legal acquirer. Accordingly, the historical financial statements presented herein are those of Ken’s Custom Upholstery, Inc. The stockholders’ equity section of Ken’s has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction.

We are currently not considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have operations and assets other than cash.

The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Currently we have no source of funding in place.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The company itself and its officers and directors have no plans to be used as a vehicle for a private company to become a reporting company.

Our business office is located at 8005 W. 183rd St, Ste E Tinley Park, IL 60487
Tel #   800-219-9438
ken@kenscustomupholstery.com
www.upholsteryinternational.com

As of September 30, 2014, the Company had $24,972 of cash on hand in the corporate bank account. The Company currently has total liabilities of $502,700. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $35,000.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:
  the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more the last day of the fiscal year following the fifth anniversary of the completion of this offering the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.
We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Summary of the Offering by the Company
The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	450,200 shares of common stock: which are being offered by the selling shareholders. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.
Price per share	The selling shareholders will sell their shares at a fixed price per share of $2.50 for the duration of this Offering, or until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.
Securities Issued	19,880,200 shares of common stock are issued and outstanding.
Offering Proceeds	We will not be receiving proceeds from the offering.

You should rely only upon the information contained in this prospectus. Upholstery International has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

UPHOLSTERY INTERNATIONAL, INC

AUDITED CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2013	2012
ASSETS
CURRENT ASSETS
Cash	$10,660	$7,209
Barter credits receivable	18,480	135
Prepaid expenses	15,000	2,967
Deferred finance charges	8,750	—
TOTAL CURRENT ASSETS	52,890	10,311
Property and Equipment	55,938	47,567
Security Deposit	3,330	3,300
TOTAL ASSETS	$112,158	$61,208

CURRENT LIABILITIES
Accounts payable and accrued expenses	$8,823	$7,256
Credit cards payable	229,571	262,625
Customer deposits	31,573	14,277
Loan payable - related party	67,558	89,779
Notes payable	81,718	—
Current portion of long-term debt	8,296	6,667
TOTAL CURRENT LIABILITIES	427,539	380,604
Long-term debt	30,215	16,396
TOTAL LIABILITIES	457,754	397,000

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.0001 par value; 10,000,000 shares authorized
No shares issued and outstanding at December 31, 2013 and 2012	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized 20,000,000 and 13,450,000 shares issued and outstanding at December 31,2013 and 2012, respectively	2,000	1,345
Additional paid-in capital	9,650	9,650
Accumulated deficit	(356,646)	(346,787)
Stock subscription receivable	(600)	—
TOTAL STOCKHOLDERS' (DEFICIT)	(345,596)	(335,792)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$112,158	$61,208

The accompanying notes are an integral part of the financial statements

UPHOLSTERY INTERNATIONAL, INC

AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	Year ended December 31,
	2013	2012

REVENUE	$559,159	577,978

COST OF REVENUE	386,858	372,333

GROSS PROFIT	172,301	205,645

OPERATING EXPENSES (INCOME)
General and administrative expenses	149,370	151,795

Income from Operations	22,931	53,850

Other expense (income):
Interest expense	44,687	34,379
Gain on settlement of credit card debt	(11,897)	(13,194)
	32,790	21,185

Income (loss) before income taxes	(9,859)	32,665

Provision for income taxes	—	—

Net Income (Loss)	$(9,859)	32,665

Net Income (loss) per share - basic and diluted	(0.00)	0.00

Weighted average common shares outstanding - basic and diluted	13,557,671	13,450,000

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS	September 30,	December 31,
	2014	2013
CURRENT ASSETS
Cash	$24,972	$10,660
Barter credits receivable	26,909	18,480
Prepaid expenses	—	15,000
Deferred finance charges	3,750	8,750
TOTAL CURRENT ASSETS	55,631	52,890

Property and Equipment	42,677	55,938
Security deposits	3,330	3,330

TOTAL ASSETS	$101,638	$112,158

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,146	$8,823
Credit cards payable	198,232	229,571
Customer deposits	13,472	31,573
Loan payable - related party	86,040	67,558
Notes payable	167,172	81,718
Curent portion of long-term debt	8,126	8,296
TOTAL CURRENT LIABILITIES	479,188	427,539

Long-term debt	23,512	30,215

TOTAL LIABILITIES	502,700	457,754

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.0001 par value; 10,000,000 shares authorized
No shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized
19,880,200 and 20,000,000 shares issued and outstanding
at September 30, 2014 and December 31, 2013, respectively	2,353	2,000
Additional paid-in capital	44,597	9,650
Accumulated deficit	(448,012)	(356,646)
Stock subscription receivable	—	(600)
TOTAL STOCKHOLDERS' (DEFICIT)	(401,062)	(345,596)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$101,638	$112,158

The accompanying notes are an integral part of the financial statements

UPHOLSTERY INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2014	2013	2014	2013

REVENUE	$442,184	415,531	$152,156	128,533

COST OF REVENUE	277,132	236,459	96,578	85,581

GROSS PROFIT	165,052	179,072	55,578	42,952

OPERATING EXPENSES
General and administrative expenses	199,764	110,444	67,524	37,153

Income (loss) from Operations	(34,712)	68,628	(11,946)	5,799

Other expense (income):
Interest expense	56,654	36,516	24,774	17,895
Gain on settlement of credit card debt	—	(11,897)	—	—
	56,654	24,619	24,774	17,895

Income (loss) before income taxes	(91,366)	44,009	(36,720)	(12,096)

Income tax provision	—	—	—	—

Net Income (Loss)	$(91,366)	44,009	$(36,720)	(12,096)

Net Income (loss) per share - basic and diluted	(0.00)	0.00	(0.00)	(0.00)

Weighted average common shares outstanding - basic and diluted	20,011,368	13,450,000	20,018,575	13,450,000

The accompanying notes are an integral part of the financial statements

Risk Factors

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Auditor’s Going Concern

BECAUSE OUR AUDITORS HAVE ISSUED AN OPINION THAT THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF UPHOLSTERY INTERNATIONAL, INC TO CONTINUE ITS OPERATIONS AS A GOING CONCERN, IT MAY BE DIFFICULT TO ATTRACT INVESTORS.

In their audit report dated March 29, 2014 for the financial statements as of and for the year ended December 31, 2013 as discussed in Note 3 to the financial statement, the Company has a stockholders deficit of $345,586, an accumulated deficit of $356,646 and a working capital deficit of $374,649 at December 31, 2013, which raises substantial doubt about its ability to continue as a going concern. We believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to reduce, suspend or cease the implementation of our planned business activities. At this time we have no funding sources in place.

Risks Related To Our Financial Condition

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues, we may require additional financing to sustain business operations. Currently, we do have arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company's ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions. The Company will need to secure a minimum of $1,000,000 to implement its business plan. We have not secured these funds as of yet. We plan on sourcing funds from private capital institutions and private equity firms .

Risks Related To This Offering

BECAUSE THE COMPANY IS LIKELY TO HAVE LESS THAN THREE HUNDRED SHAREHOLDERS OF RECORD, THE COMPANY MAY SUSPEND ITS REPORTING OBLIGATIONS AND TERMINATE THE REGISTRATION STATEMENT. YOUR ENTIRE INVESTMENT MAY BE LOST.

Because it is likely that the Company will have less than three hundred shareholders of record following our offering, the Company may be eligible to terminate our registration under Section 12(g) of the Exchange Act and suspend our reporting obligations under Section 15(d) of the Exchange Act. If the Company pursues this course of action, the Company would not be required to provide shareholders periodic or current reports which may result in no market for the securities offered herein. As a result, your entire investment may be lost.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we may be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company’s shares. As a result, the arbitrary offering price of $2.50 per common share as determined herein is substantially higher than the net tangible book value per share of Upholstery International’s common stock. Upholstery International’s assets do not substantiate a share price of $2.50. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board. Accordingly, you could lose a substantial amount, or all, of your investment.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 110,000,000 AUTHORIZED SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 110,000,000 authorized shares, consisting of 100,000,000 common shares of which only 19,880,200 are currently issued and outstanding and 10,000,000 preferred shares none of which have been issued. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S OFFICERS AND DIRECTOR OWN 52% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THEIR DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s officers and director own over 52%. As a result, they may have control of the Company and be able to choose all of our directors. Their interests may differ from those of the other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time they are able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by them. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon their management abilities. The only assurance that the shareholders of the company have that the Company’s officers and director will not abuse their discretion in executing the Company’s business affairs, is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the officers and director, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Relating to our Company

BECAUSE WE DO NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON OUR SOLE DIRECTOR, WHO IS NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. We do not have an audit or compensation committee. Our director performs these functions. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

BECAUSE WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION OR LEGAL LIABILITY, IT IS UNLIKELY THAT WE WILL BE ABLE TO MAKE FUTURE SALES AND SERVICE ENGAGEMENTS. IF WE ARE UNABLE TO MAKE FUTURE SALE AND SERVICE ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

We will depend to a large extent on referrals and new engagements from future clients,   As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

Item 4.

Use of Proceeds

We are registering a total of 450,200 shares of our common stock for sale by selling shareholders. No shares are being registered for sale by the Company. The Company will not receive funds from the sale of shares being offered by selling shareholders.

Item 5.
Determination of Offering Price.

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. The selling shareholders will be offering the shares of common stock being covered by this prospectus at a price of $2.50 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which the Company believes investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Item 6.
Dilution

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

There will be no dilution as the shares have already been issued.

Item 7.
Plan of Distribution.

 SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 450,200 shares of the common stock offered through this Prospectus.  The shares were sold under offerings exempt from registration under the Securities Act of 1933 as provided and promulgated by the SEC and Regulation D, Rule 506(b) as detailed below.

Under Rule 506(b), a company can be assured it is within the Section 4(a)(2) exemption by satisfying the following standards:

  The company cannot use general solicitation or advertising to market the securities; the company did not use any general solicitation nor advertising to market the securities
  The company may sell its securities to an unlimited number of "accredited investors" and up to 35 other purchases

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

  Access to all our books and records.
  Access to all material contracts and documents relating to our operations.
  The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

Forty two (42) unaffiliated investors purchased 450,200 shares under an offering exempt from registration under the Securities Act of 1933 as provided in Regulation D, Rule 506 (b)

The following table provides as of November 14, 2014, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  The number of shares owned by each prior to this Offering;
  The total number of shares that are to be offered for each;
  The total number of shares that will be owned by each upon completion of the Offering;
  The percentage owned by each; and
  The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. None of the selling shareholders is a spouse or minor child of another shareholder.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 19,880,200 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

LAMBERT PRIVATE EQUITY (1)	80,000	80,000	0	0
JOSHUA KOPCZYK	100	100	0	0
ABIGAIL KOPCZYK	100	100	0	0
JOYCE BRYANT	100	100	0	0
TOM EVOY	100	100	0	0
ANDREA KUBIDA	1,500	1,500	0	0
DONALD KUBIDA	1,500	1,500	0	0
JOHN R WALKER	100	100	0	0
BENJAMIN CARLSON	100	100	0	0
GAVIN CARLSON	100	100	0	0
CARIANNE SIEGEL	500	500	0	0
MARK J SIEGEL	500	500	0	0
DANICA A SIEGEL	300	300	0	0
DALANIE L SIEGEL	300	300	0	0
CAROL L KALBER	1,000	1,000	0	0
SCOTT K WALKER	100	100	0	0
LOIS O’SULLIVAN	200	200	0	0
ROBERT KUENSTER	100	100	0	0
JOSEPH LOMBARDO	100	100	0	0
ANNETTE & CHARLES WAGNER	500	500	0	0
ABIGAIL REA	100	100	0	0
MADELYN REA	100	100	0	0
JAYNE WAGNER	100	100	0	0
STEVEN WAGNER	100	100	0	0
ANDREW KOPCZYK	500	500	0	0
ANNA KOPCZYK	500	500	0	0
LISA KOPCZYK	500	500	0	0
BRIAN WALKER	100	100	0	0
KEVIN WALKER	100	100	0	0
PETER KOPCZYK	1,000	1,000	0	0
MIKE LEVANOWSKI	100	100	0	0
ANTHONY GUARINO	100	100	0	0
KRISTY L KUBIDA	1,000	1,000	0	0
CAROL L KALBER	1,000	1,000	0	0
CARIANNE SIEGEL	500	500	0	0
ANDREA KUBIDA	2,000	2,000	0	0
JOHN & BETTY CORY	1,000	1,000	0	0
CONSTANCE R LOGAN	1,000	1,000	0	0
MICHAEL JANECZKO	1,000	1,000	0	0
KEN & MARY FARRIS	1,000	1,000	0	0
GREG & ELLEN DANIEL	1,000	1,000	0	0
GEORGIA PEACHES (2)	350,000	350,000	0	0

(1) Joseph N. Lambert is control person

(2) Rose Gallagher is control person

To our knowledge, none of the selling shareholders:

  Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
  Are broker-dealers or affiliates of broker dealers; or
  Has ever been an officer or director of Upholstery International, Inc.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

  on such public markets or exchanges as the common stock may from time to time be trading;
  in privately negotiated transactions; or
  in any combination of these methods of distribution.

The sales price to the public, of $2.50 per share, has been determined by the Company based on the price the shares were sold to the selling shareholders.  The price of $2.50 per share is a fixed price for the duration of the offering or until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  The Company will apply to have its shares of common stock listed on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders may be deemed underwriters will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $2.50 per share for the duration of this Offering or until the securities are listed for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  Any broker, broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 450,200 shares by the selling shareholders.

Item 8.
Description of Securities to be Registered.

Common Stock

Our authorized capital stock consists of 110,000,000 shares, par value $0.0001 per share. This consists of 100,000,000 common shares and 10,000,000 Preferred shares. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

No Preferred shares have been issued and have not been designated.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 80% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Delaware shareholders and since this offering will not be made in the State of Delaware, no shares will be sold to its residents. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Though not now, we may be or in the future we may become subject to Delaware’s control share law. A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and it does business in Delaware or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Delaware’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Delaware has a business combination law which prohibits certain business combinations between Delaware corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Delaware law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of Upholstery International, Inc from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent
West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024.

Item 9.
Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement for the period ended September 30, 2014 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of Paritz & Company P.A. said firm as experts in auditing and accounting.

Law Offices of  Novi & Wilkin, our independent legal counsel, has provided an opinion on the validity of our common stock.

Item 10.
Information with Respect to the Registrant.
Business Description
We are a full service furniture upholstery business.  We recover sofas, chairs, recliners, dining room seats, and ottomans.  We can refill cushions, replace cane, repair broken springs, and restyle existing pieces.  We also do boat seats, bar stools, restaurant booths, patio, and doctor office furniture.  We can build new furniture from our full line of solid oak frames including custom headboards and window cornices.  We have a large selection of thousands of fabrics to choose from both in-stock and special order.  We carry vinyl’s, indoor/outdoor fabrics, chenille’s, brocades, and many more types of fabrics.  We also carry a line of fringes and trims to finish off any piece.  We have a variety of clientele including, Residential, Commercial and Recreational Customers who all need upholstery services in one fashion or another.

Currently, we do not make or manufacture new furniture. We currently have two store locations that are running and operating at full capacity. Our Tinley Park, IL store front it utilized as a sales center that houses all the fabrics we sell to our customers. The second store front is utilized as a working shop, which is where we actually perform the reupholster work. Our plan is to continue and enhance our existing operations, while utilizing the capital we raise to grow into more store front sales centers as well as expand our work shop to allow us to increase production

Our goal is to strategically acquire companies that fit within an aggressive model that will allow us to compete with our top competition. We are currently looking at many companies to acquire, however, we have not entered into any agreements with any yet as we are in the early stages of negotiations. Our business plan is based off of growing our existing company internally within the Upholstery related sector, while placing a focus on acquiring furniture manufacturing outlets within a 100 mile radius as well. We are and always will be in acquisition mode as this is our how we plan to grow.

Our timeframe for implementation is immediate. We intend on utilizing the following steps pre and post IPO.

·	Send out mailers to a targeted group of qualified companies that meet our initial minimum financial requirements. We will be targeting furniture manufacturing facilities, fabric Manufacturing facilities as well as other upholstery specific businesses. At this time the financial requirements have not been determined since we don’t know how successful our funding activities will be and what our budget allows.
·	Our Plan is to Initiate negotiations and on-board the newly acquired organization.

Some issues that we may encounter might be the inability to close these acquisitions in a timely manner thus making it difficult to accomplish our business plan. We will face an acquisition cost that will be associated with finding these deals and bring them to the closing table. We intend to raise additional capital through utilizing our private equity partners if needed.

Benefits

We will come to your home or you can come in to our showroom for a free estimate.  We offer pick-up and delivery.  We have a knowledgeable staff with combined experience of over 100 years. We do all of our work in house from start to finish at our workshops.  We strip the pieces down to the frame and build it back up so you get a brand new piece of furniture without the brand new price.   Our motto is, “recycle your old furniture”; we can make it better than new.

Market Opportunity

Sales and Marketing – 80% of our customers are referrals from previous customers.  We do direct mail to local homes and newspaper coupons.  We have a website and are listed in the phone book. We have many large customers, which include, Creative Colors located in Mokena, IL, 3G Gaming, Lancing IL, Fair Share Gaming, Tinley Park, IL, Ingalls Hospital, Harvey IL, Advocate Healthcare, Chicago, IL. Upholstery International currently services over 100 different customers per month both in the residential and commercial sector.

Revenue Potential – Our current revenue is nearly $600,000 per year.  We plan to grow aggressively through strategic acquisitions as well as providing the necessary capital required to grow our existing businesses.

Goals –Through Strategic Acquisitions, We plan to acquire companies that meet our expectations and thus allow us to cut down on our operating costs, which would have a direct effect on the growth of our bottom-line. We would like to purchase additional, up to date equipment, for the increase in work load.  We will need to hire new employees to train to be seamstresses and upholsterers.  We will hire a sales staff to go out and bring new business in and to work in the showroom.  We would like to hire interior decorators to assist customers with designing their furniture.  We would like to purchase our own supply company and fabric houses to become more self-sufficient and cut down on costs. The Company will need to secure a minimum of $1,000,000 to implement its business plan. We have not secured these funds as of yet. We plan on sourcing funds from private capital institutions and private equity firms.

Our goal is to strategically acquire companies that fit within an aggressive model that will allow us to compete with our top competition. We are currently looking at many companies to acquire, however, we have not entered into any agreements with any yet as we are in the early stages of negotiations. Our business plan is based off of growing our existing company internally within the Upholstery related sector, while placing a focus on acquiring furniture manufacturing outlets as well. We are reaching out to a target list of potential companies that we feel will best suit our grow plans. We are and always will be in acquisition mode as this is our how we plan to grow.

Our timeframe for implementation is immediate. We intend on utilizing the following steps pre and post IPO.

  Send out mailers to a targeted group of qualified companies that meet our initial minimum financial requirements. We will be targeting furniture manufacturing facilities, fabric manufacturing facilities as well as other upholstery specific businesses.
  Our Plan is to Initiate negotiations and on-board the newly acquired organization.
Some issues that we may encounter might be the inability to close these acquisitions in a timely manner thus making it difficult to accomplish our business plan. We will face an acquisition cost that will be associated with finding these deals and bring them to the closing table. We intend to raise additional capital through utilizing our private equity partners if needed.

Price Structure -   Prices range from $45 for small repairs to $2,000 for a large sofa.  Prices are based on average labor time and yardage of fabric.  Our fabrics range in price from $15 a yard for in-stock to $75 per yard for some custom order ones

Suppliers

Active Foam Products, Chicago, IL, Charlotte Fabrics, Minneapolis, MN. Luxury Fabrics, Grand Rapids, MI.

Competition

We have a variety of competitors in our sector; Lazyboy, Ethan Allen and Walter E. Smith Furniture to name three.

The furniture industry is highly competitive and includes a large number of competitors, none of which dominates the market.  In addition, competition has significantly increased as the industry’s worldwide manufacturing capacity remains relatively underutilized due to a lack of demand driven by the ongoing economic downturn and its impact on domestic housing. Significant manufacturing capacity was added to support the housing boom that our economy experienced pre-recession. This excess capacity created downward price pressure as industry participants attempted to generate volume to better utilize the added manufacturing capacity.  The vast majority of our competitors own manufacturing facilities abroad or source finished goods from Asian suppliers.

The markets in which we compete include a large number of relatively small manufacturers. However, certain competitors have substantially greater sales volume and financial resources when compared to us. Competitive factors in the premium segment include design, quality, service, selection, price, and for our Young America brand, child safety. We believe our operational strategy, our long-standing customer relationships and customer responsiveness, our consistent support of high-quality and diverse product lines, and our experienced management team are all competitive advantages. At this time we do not currently manufacture new furniture.

Distribution Methods:

Currently we have and operate 3 delivery trucks for local orders, we utilize Fed-EX and UPS for local and long distance orders.

Description of Property

Location
8005 W. 183 St. Suite E, Tinley Park, IL 60487 – Showroom full street exposure

22771 Citation Rd., Frankfort, IL 60423 - Workshop industrial park

The showroom is 1600 sq. feet.

The workshop is 7000 sq. feet of workspace.

Upholstery International, Inc. has a total of 11 full-time employees

We own and operate equipment that is necessary to perform our daily jobs within our core business.

Website – Under construction

Number of employees

8 full time and 3 part time

Legal Proceedings

There are no legal proceedings pending or threatened against us.

Financial Statements and Supplementary Data

UPHOLSTERY INTERNATIONAL, INC.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Upholstery International, Inc.

We have audited the accompanying consolidated balance sheets of Upholstery International, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Upholstery International, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a stockholders’ deficit of $345,596, an accumulated deficit of $356,646, and a working capital deficit of $374,649. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/s/  Paritz & Company, P.A.

Hackensack, New Jersey
March 29, 2014

F-1

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

	2013	2012
ASSETS
CURRENT ASSETS
Cash	$10,660	$7,209
Barter credits receivable	18,480	135
Prepaid expenses	15,000	2,967
Deferred finance charges	8,750	—
TOTAL CURRENT ASSETS	52,890	10,311
Property and Equipment	55,938	47,567
Security Deposit	3,330	3,300
TOTAL ASSETS	$112,158	$61,208

CURRENT LIABILITIES
Accounts payable and accrued expenses	$8,823	$7,256
Credit cards payable	229,571	262,625
Customer deposits	31,573	14,277
Loan payable - related party	67,558	89,779
Notes payable	81,718	—
Current portion of long-term debt	8,296	6,667
TOTAL CURRENT LIABILITIES	427,539	380,604
Long-term debt	30,215	16,396
TOTAL LIABILITIES	457,754	397,000

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.0001 par value; 10,000,000 shares authorized
No shares issued and outstanding at December 31, 2013 and 2012	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized 20,000,000 and 13,450,000 shares issued and outstanding at December 31,2013 and 2012, respectively	2,000	1,345
Additional paid-in capital	9,650	9,650
Accumulated deficit	(356,646)	(346,787)
Stock subscription receivable	(600)	—
TOTAL STOCKHOLDERS' (DEFICIT)	(345,596)	(335,792)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$112,158	$61,208

The accompanying notes are an integral part of the financial statements
F-2

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	Year ended December 31,
	2013	2012

REVENUE	$559,159	577,978

COST OF REVENUE	386,858	372,333

GROSS PROFIT	172,301	205,645

OPERATING EXPENSES (INCOME)
General and administrative expenses	149,370	151,795

Income from Operations	22,931	53,850

Other expense (income):
Interest expense	44,687	34,379
Gain on settlement of credit card debt	(11,897)	(13,194)
	32,790	21,185

Income (loss) before income taxes	(9,859)	32,665

Provision for income taxes	—	—

Net Income (Loss)	$(9,859)	32,665

Net Income (loss) per share - basic and diluted	(0.00)	0.00

Weighted average common shares outstanding - basic and diluted	13,557,671	13,450,000

The accompanying notes are an integral part of the financial statements
F-3

UPHOLSTERY INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in		Accumulated Stock Subscription
	Shares	Amount	Capital	(Deficit)	Receivable	Total
Balance, January 1, 2012	13,450,000	$1,345	$9,650	$(379,452)	$-	$(368,457)
Net income for the year ended December 31, 2012				32,665		32,665
Balance, December 31, 2012	13,450,000	$1,345	$9,650	$(346,787)	$-	$(335,792)
Stock issued on subscription	6,000,000	600	-		(600)	-
Stock issued for services	550,000	55		-		55
Net loss for the year ended December 31, 2013				(9,859)		(9,859)
Balance, December 31, 2013	20,000,000	$2,000	$9,650	$(356,646)	$(600)	$(345,596)

The accompanying notes are an integral part of the financial statements
F-4

UPHOLSTERY INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(9,859)	$32,665
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	18,077	15,431
Amortization of deferred finance charges	1,250
Stock based compensation	55
Changes in operating assets and liabilities:
Barter credits receivable	(18,345)	10,046
Prepaid expenses	(12,035)	—
Accounts payable and accrued expenses	1,568	2,887
Credit cards payable	(33,054)	36,546
Customer deposits	17,297	6,714
Net cash provided by (used in) operating activities	(35,046)	104,289
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,885)
Net cash used in financing activities	(1,885)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	90,000
Payment of finance costs	(10,000)
Repayment of related party loans	(22,221)	(26,775)
Repayment of long-term debt	(17,397)	(79,026)
Net cash provided by (used in) financing activities	40,382	(105,801)
Increase (decrease) in cash	3,451	(1,512)
Cash - beginning of year	7,209	8,721
Cash - end of year	$10,660	$7,209

The accompanying notes are an integral part of the financial statements
F-5

Upholstery International, Inc.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

NOTE 1 – Organization and Business

Upholstery International, Inc. (the “Company”) through its wholly owned subsidiary Ken’s Custom Upholstery, Inc. (“Ken’s”) operates a retail upholstery store which specializes in the reupholstering of furniture. The Company was incorporated under the laws of the state of Delaware on November 21, 2013 and Ken’s was formed under the laws of the state of Illinois on January 16, 1986.

On December 16, 2013 the Company completed a Share Exchange agreement with Ken’s, whereby the Company issued 13,450,000 shares of its common stock to the shareholders of Ken’s. The merger was accounted for as a reverse merger, whereby Ken’s being the accounting survivor and the Company being the legal acquirer. Accordingly, the historical financial statements presented herein are those of Ken’s Custom Upholstery, Inc. The stockholders’ equity section of Ken’s has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction.

NOTE 2 – Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104 for revenue recognition and Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” Accordingly, revenue is recorded when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

The Company’s source of revenue is derived from the reupholstering of furniture and revenue is recorded upon completion of the services upon pick up or delivery to the customer. The Company receives a deposit when the order is received and records the deposit as a customer deposit until the revenue is recognized.

F-6

Barter Transactions

The Company periodically enters into barter transactions for goods and services. The Company uses a third party to facilitate the exchange. The barter transactions are accounted for in accordance with ASC 845-10 in which the fair value of the nonmonetary assets exchanged is more clearly evident than the fair value of the barter credits received and that the barter credits shall be reported at the fair value of the nonmonetary asset exchanged. A loss on barter credits will be recognized if it subsequently becomes apparent that the fair value of any remaining credits is less that the carrying value of the credits or it is probable that all remaining credits will not be used. The Company did not recognize any losses on barter credits during the years ended December 31, 2013 and 2012. The Company evaluates the recoverability of the credits on a quarterly basis. The Company uses barter transactions regularly in the normal course of its business. The types of transactions that the company exchanges its upholstering services are merchandise materials, supplies, advertising, and other normal operating expenses incurred during the course of business. The fair market value is determined by a third party record keeper of the barter transactions as the regular prevailing prices on a one hundred percent trade basis, as stipulated by the seller of the goods and services. During the year ended December 31, 2013 the company bartered $22,831 in transactions. The Company expects to use at least the same and probably more in the year 2014, and has accordingly recognized the barter credits receivable as a current asset in the balance sheet at December 31, 2013.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financings. These costs are amortized, using the effective interest method, into earnings through interest expense over the terms of the respective agreements. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the three year useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Advertising

Advertising and marketing expenses are charged to operations as incurred.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of the Company’s short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

F-7

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has a stockholders’ deficit of $345,596, an accumulated deficit of $356,646, and a working capital deficit of $374,649 at December 31, 2013.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving capital from third parties. The company is currently in the process of implementing a strategic growth plan through acquiring a number of industry related businesses. By acquiring additional revenue sources and launching our internal growth plans, we feel as a company, we will be able to reach our profitability marks efficiently.    No assurance can be given that the Company will be successful in these efforts.

NOTE 4 – PROPERTY AND EQUIPMENT

A summary of property and equipment and the estimated useful lives used in the computation of depreciation is as follows:

	--------December 31,---------
	2013	2012
	------------Amount------------		Useful Life
Transportation equipment	$ 94,827	$ 92,690	5 years
Equipment	13,075	13,075	5 years
Furniture and fixtures	9,180	9,180	7 years
Leasehold improvements	29,766	29,766	10 years
	146,848	144,711
Less accumulated depreciation	90,910	97,144
	$ 55,938	$ 47,567

F-8

NOTE 5 – NOTES PAYABLE

On November 15, 2013 the Company issued a promissory note in the amount of $70,000 to an unrelated third party. The note bears interest at 11% per annum and matures on November 15, 2014, or within seven days after the Company is listed on a national stock exchange, whichever is earlier. The note is payable in monthly installments of interest only until the maturity date, and is personally guaranteed by the president of the company.

In August 2013, the Company entered into a funding agreement for the sale of future credit card receivables  pursuant to which the purchaser acquired $27,600 of future credit card receivables for a purchase price of $20,000 which amount is payable at the rate of 20% of the amount of credit card receivables collected.   The Company is amortizing the $7,600 original discount as interest expense proportionally to the collection of the credit card receivables. The amount outstanding at December 31, 2013 was $11,718.  In addition, borrowings under the agreement are guaranteed by the President of the Company.

.

NOTE 6 – LONG-TERM DEBT

Long-term debt consists of two automobile loans which are payable in monthly installments of $897, including interest at rates of 5.6% and 8.0%. These loans are collateralized by the specific automobile owned by the company and mature as follows:

Year ended December 31, 2014	$8,296
2015	8,861
2016	9,467
2017	5,349
2018	4,790
2019	1,749

NOTE 7 – LOAN PAYABLE – RELATED PARTY

As of December 31, 2013 and 2012, the Company was obligated to a director, who is also an officer and a stockholder, for a non-interest bearing demand loan in the amounts of $67,558 and $89,779, respectively. The Company plans to pay the loan back as cash flows become available.

NOTE 8 – CREDIT CARDS PAYABLE

The Company utilized several major credit cards during the normal course of its operations. These borrowings are used to finance the company's business operations and ordinary operating expenses. Interest rates on the credit cards range from 11% to 30%. The Company also utilizes the services of a third party to negotiate settlements with the credit card companies. During the years ended December 31, 2013 and 2012 the Company recorded gains from the settlement of credit card debt of $11,897 and $13,194, respectively. The Company currently has total available credit card financing of approximately $50,000 to finance its ongoing operations. The total of credit card payable on the accompanying balance sheet exceeds this amount due to existing credit cards in which no additional credit has been extended to the Company, which the Company is currently making payments towards the outstanding balances. The Company is not currently in default under payment arrangements on any of the credit cards. The credit cards are all personally guaranteed by the president of the Company.

F-9

NOTE 9 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period ended December 31 2013 and 2012 to the Company’s effective tax rate is as follows:

	2013	2012
Income tax (benefit) at statutory rate	$(3,450)	$11,400

Change in valuation all	$3,450	$(11,400)

Income tax expense per books	$—	—

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2013 and 2012 are as follows:

Net Operating Loss	$125,000	$121,000
Valuation allowance	(125,000)	(121,000)
Net deferred tax asset	$—	$—

The Company has approximately $350,000 of net operating losses (“NOL”) carried forward to offset taxable income in future years which expire commencing in fiscal 2028. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 10 – STOCKHOLDERS’ DEFICIENCY

Authorized Stock

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 26, 2013 the Company issued 6.000,000 shares in association with a subscription agreement for $600.

On December 26, 2013 the Company issued 550,000 shares for consulting services. The Company valued these shares at the price per share issued with the subscription agreement referred to above.

F-10

Financial Statements and Supplementary Data
Unaudited for the period ending June 30, 2014
UPHOLSTERY INTERNATIONAL, INC.

INDEX TO FINANCIAL STATEMENTS

F-11

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS	September 30,	December 31,
	2014	2013
CURRENT ASSETS
Cash	$24,972	$10,660
Barter credits receivable	26,909	18,480
Prepaid expenses	—	15,000
Deferred finance charges	3,750	8,750
TOTAL CURRENT ASSETS	55,631	52,890

Property and Equipment	42,677	55,938
Security deposits	3,330	3,330

TOTAL ASSETS	$101,638	$112,158

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,146	$8,823
Credit cards payable	198,232	229,571
Customer deposits	13,472	31,573
Loan payable - related party	86,040	67,558
Notes payable	167,172	81,718
Curent portion of long-term debt	8,126	8,296
TOTAL CURRENT LIABILITIES	479,188	427,539

Long-term debt	23,512	30,215

TOTAL LIABILITIES	502,700	457,754

STOCKHOLDERS' (DEFICIT)
Preffered stock, $.0001 par value; 10,000,000 shares authorized
No shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized
19,880,200 and 20,000,000 shares issued and outstanding
at September 30, 2014 and December 31, 2013, respectively	2,353	2,000
Additional paid-in capital	44,597	9,650
Accumulated deficit	(448,012)	(356,646)
Stock subscription receivable	—	(600)
TOTAL STOCKHOLDERS' (DEFICIT)	(401,062)	(345,596)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$101,638	$112,158

The accompanying notes are an integral part of the financial statements
F-12

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2014	2013	2014	2013

REVENUE	$442,184	415,531	$152,156	128,533

COST OF REVENUE	277,132	236,459	96,578	85,581

GROSS PROFIT	165,052	179,072	55,578	42,952

OPERATING EXPENSES
General and administrative expenses	199,764	110,444	67,524	37,153

Income (loss) from Operations	(34,712)	68,628	(11,946)	5,799

Other expense (income):
Interest expense	56,654	36,516	24,774	17,895
Gain on settlement of credit card debt	—	(11,897)	—	—
	56,654	24,619	24,774	17,895

Income (loss) before income taxes	(91,366)	44,009	(36,720)	(12,096)

Income tax provision	—	—	—	—

Net Income (Loss)	$(91,366)	44,009	$(36,720)	(12,096)

Net Income (loss) per share - basic and diluted	(0.00)	0.00	(0.00)	(0.00)

Weighted average common shares outstanding - basic and diluted	20,011,368	13,450,000	20,018,575	13,450,000

The accompanying notes are an integral part of the financial statements
F-13

UPHOLSTERY INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(91,366)	$44,009

Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:

Depreciation expense	13,261	11,793
Amortization of deferred finance charges	5,000	—

Changes in operating assets and liabilities:

Barter credits receivable	(8,429)	7,650
Prepaid expenses	15,000	—
Accounts payable and accrued expenses	(2,677)	(3,681)
Credit cards payable	(31,339)	(26,384)
Customer deposits	(18,101)	(8,453)
Net cash provided by (used in) operating activities	(118,651)	24,934

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	154,710	20,000
Proceeds from issuance of common stock	35,900	—
Repayment of related party loans	18,482	(14,639)
Repayment of debt	(76,130)	(34,639)

Net cash provided by (used in) financing activities	132,962	(29,278)

Increase in cash	14,311	(4,344)

Cash - beginning of period	10,661	7,209

Cash - end of period	$24,972	$2,865

The accompanying notes are an integral part of the financial statements
F-14

Upholstery International, Inc.

Notes to the Consolidated Financial Statements

September 30, 2014

(unaudited)

NOTE 1 – BASIS OF PRESENTATION and Business

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations.  The information furnished in the interim consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements.  Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company’s most recent audited consolidated financial statements and notes hereto as of December 31, 2013.  Operating results for the three and nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014, or any other period.

Upholstery International, Inc. (the “Company”) through its wholly owned subsidiary, Ken’s Custom Upholstery, Inc. (“Ken’s”), operates a retail upholstery store which specializes in the reupholstering of furniture. The Company was incorporated under the laws of the state of Delaware on November 21, 2013 and Ken’s was formed under the laws of the state of Illinois on January 16, 1986.

On December 16, 2013 the Company completed a Share Exchange agreement with Ken’s, whereby the Company issued 13,450,000 shares of its common stock to the shareholders of Ken’s. The merger was accounted for as a reverse merger, whereby Ken’s being the accounting survivor and the Company being the legal acquirer. Accordingly, the historical financial statements presented herein are those of Ken’s Custom Upholstery, Inc. The stockholders’ equity section of Ken’s has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction.

NOTE 2 – Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104 for revenue recognition and Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” Accordingly, revenue is recorded when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

F-15

The Company’s source of revenue is derived from the reupholstering of furniture and revenue is recorded upon completion of the services upon pick up or delivery to the customer. The Company receives a deposit when the order is received and records the deposit as a customer deposit until the revenue is recognized.

Barter Transactions

The Company periodically enters into barter transactions for goods and services. The Company uses a third party to facilitate the exchange. The barter transactions are accounted for in accordance with ASC 845-10 in which the fair value of the nonmonetary assets exchanged is more clearly evident than the fair value of the barter credits received and that the barter credits shall be reported at the fair value of the nonmonetary asset exchanged. A loss on barter credits will be recognized if it subsequently becomes apparent that the fair value of any remaining credits is less that the carrying value of the credits or it is probable that all remaining credits will not be used. The Company did not recognize any losses on barter credits during the three or nine months ended September 30, 2014 and 2013. The Company evaluates the recoverability of the credits on a quarterly basis. The Company uses barter transactions regularly in the normal course of its business. The types of transactions that the company exchanges its upholstering services are merchandise materials, supplies, advertising, and other normal operating expenses incurred during the course of business. The fair market value is determined by a third party record keeper of the barter transactions as the regular prevailing prices on a one hundred percent trade basis, as stipulated by the seller of the goods and services. During the year ended December 31, 2013 the company bartered $22,831 in transactions. The Company expects to use at least the same and probably more in the year 2014, and has accordingly recognized the barter credits receivable as a current asset in the balance sheet at September 30, 2014.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financings. These costs are amortized, using the effective interest method, into earnings through interest expense over the terms of the respective agreements. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the three year useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Advertising

Advertising and marketing expenses are charged to operations as incurred.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of the Company’s short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options (when applicable), are comparable to rates of returns for instruments of similar credit risk.

F-16

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has a stockholders’ deficit of $401,062, an accumulated deficit of $448,012, and a working capital deficit of $423,557 at September 30, 2014.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving capital from third parties. The company is currently in the process of implementing a strategic growth plan through acquiring a number of industry related businesses. By acquiring additional revenue sources and launching our internal growth plans, we feel as a company, we will be able to reach our profitability marks efficiently.    No assurance can be given that the Company will be successful in these efforts.

NOTE 4 – NOTES PAYABLE

On November 15, 2013 the Company issued a promissory note in the amount of $70,000 to an unrelated third party. The note bears interest at 11% per annum and matures on November 15, 2014, or within seven days after the Company is listed on a national stock exchange, whichever is earlier. The note is payable in monthly installments of interest only until the maturity date, and is personally guaranteed by the president of the Company.

F-17

In August 2013, the Company entered into a funding agreement for the sale of future credit card receivables  pursuant to which the purchaser acquired $27,600 of future credit card receivables for a purchase price of $20,000 which amount is payable at the rate of 20% of the amount of credit card receivables collected.  In addition, on February 25, 2014 the Company entered into another funding agreement in which the purchase acquired $28,380 of future credit card receivables for a purchase price of $21,500.  The Company is amortizing the original discount as interest expense proportionally to the collection of the credit card receivables. This liability was fully paid as of September 30, 2014 from the proceeds of the loan referred to in the next paragraph.

In May, 2014 the Company entered into a business loan and security agreement, whereby it borrowed $75,000 from an unrelated third party. The amount outstanding at September 30, 2014 was $59,388, net of discount. The loan is repayable in 378 payments of $288 due each business day beginning May 1, 2014. The loan is collateralized by substantially all assets of the Company and is personally guaranteed by the president of the Company.

In July and September 2014, the Company borrowed an aggregate amount of $85,800 less an original discount of $27,590 for net proceeds to the company of $58,210. The borrowings are repayable in 110 payments of $516 due each business day beginning on the first day after the loan was disbursed. The loan is collateralized by substantially all assets of the Company and is personally guaranteed by the president of the Company. The amount outstanding at September 30, 2014 was $37,784, net of discount.

NOTE 5 – LONG-TERM DEBT

Long-term debt consists of two automobile loans which are payable in monthly installments of $897, including interest at rates of 5.6% and 8.0%. These loans are collateralized by the specific automobile owned by the company.

NOTE 6 – LOAN PAYABLE – RELATED PARTY

As of September 30, 2014 and December 31, 2013, the Company was obligated to a director, who is also an officer and a stockholder, for a non-interest bearing demand loan in the amounts of $86,040 and $67,558, respectively. The Company plans to pay the loan back as cash flows become available.

NOTE 7 – CREDIT CARDS PAYABLE

The Company utilized several major credit cards during the normal course of its operations. Interest rates on the credit cards range from 11% to 30%. The Company also utilizes the services of a third party to negotiate settlements with the credit card companies. During the nine months ended September 30, 2014 and 2013 the Company recorded gains from the settlement of credit card debt of $0 and $11,896, respectively. The Company currently has total available credit card financing of approximately $50,000 to finance its ongoing operations. The total of credit card payable on the accompanying balance sheet exceeds this amount due to existing credit cards in which no additional credit has been extended to the Company, which the Company is currently making payments towards the outstanding balances. The Company is not currently in default under payment arrangements on any of the credit cards. The credit cards are all personally guaranteed by the president of the Company.

NOTE 8 - INCOME TAXES

The Company has approximately $440,000 of net operating losses (“NOL”) carried forward to offset taxable income in future years which expire commencing in fiscal 2028. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

F-18

NOTE 9 – STOCKHOLDERS’ DEFICIENCY

Authorized Stock

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 26, 2013 the Company issued 6.000,000 shares in association with a subscription agreement for $600. The subscription was received in February, 2014.

On December 26, 2013 the Company issued 550,000 shares for consulting services. The Company valued these shares at the price per share issued with the subscription agreement referred to above.

During the nine months ended September 30, 2014, the company issued 20,200 shares of common stock to private investors for gross proceeds of $35,300.

NOTE 10– SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 19, 2014, the date which the financial statements were available to be issued.

In October 2014, 200,000 of the shares issued for consulting services referred to in Note 9 were returned, and 80,000 shares were reissued pursuant to the original agreement.

F-19

Management’s Discussion and Analysis
This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Capital Resources and Liquidity

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated until we have identified additional financing sources.

On December 17th, 2013 Upholstery International, Inc signed an agreement with Lambert Private Equity, LLC., which is a voluntary agreement on the part of Upholstery International, Inc. That is, according to the Agreement, in the event that Upholstery International, Inc is actually trading on an agreed upon exchange including the OTC Market, after a 30 day trading period, in which price and volume are established, Upholstery International, Inc, may seek a draw down wherein Lambert, using the 30 day price trading average, would purchase up to $1,000,000.00 of Upholstery Internationals Common Stock per draw down at a 10% discount from the established price.

This would cause a dilution to existing shareholders. Consequently, Upholstery International, Inc will utilize the Lambert Agreement only when and if absolutely necessary to meet financial demands. As an inducement to Lambert to enter into this Agreement, Upholstery International, Inc has issued 80,000 Shares, representing a fee of 2% the total Commitment of $10,000,000.00

Upholstery International, Inc reissued a stock certificate to Lambert Private Equity, LLC in the amount of 80,000 shares, which was the original commitment fee of 2%. The company issued the 200,000 shares in error. The formula utilized per the Lambert Private Equity Agreement that determined the amount of shares to be issued goes as follows: The Private Equity Commitment Agreement is for $10,000,000. With that said, 2% of $10,000,000 equals 200,000 divided by the estimated potential share value of $2.50 equals 80,000 shares. The $2.50 share price was determined at the time of the agreement and since has been reevaluated. Upholstery International, Inc will have to adjust the share amounts per the agreement once the company is actually trading.

At the end of the third calendar month after the first date that the Company’s shares trade in the public markets, Upholstery International, Inc and Lambert Private Equity agree to adjust the number of shares issued to the Purchaser as the Commitment Fee by either increasing or decreasing the number of shares the Purchaser received based on a share price equal to the volume weighted average price for that third calendar month. This adjustment will take place no later than 15 calendar days following the last day of that 3rd calendar month.

Lambert Private Equity’s agreement via the first page states that per the structure of the Private Equity Agreement, the company will sell the shares to Lambert Private Equity at a par value of .001.

Upholstery International’s agreement with Lambert Private Equity LLC has specific registration rights that could affect potential shareholder rights. Lambert Private Equity holds shares within Upholstery International, Inc per a commitment fee and will not be able to add additional funding if the company holds more than 4.9% ownership. Further, there is no assurance that Lambert will provide funding if needed nor that Upholstery International, Inc will need to activate the agreement.

The restrictions placed upon the Lambert Private Equity Agreement are all based on the company’s inability to actually begin trading on an open exchange or the OTC Markets. When Upholstery International, Inc begins to trade on any trading platform such as the OTCBB, we will have full access to the Lambert Private Equity Agreement. If the Lambert Private Equity Agreement gets canceled or is terminated, then we would rely on the funds raised from this offering to allow us to continue our business plan.

Per the agreement attached as an exhibit on the SEC,gov website, the termination clause within the Lambert Private Equity Agreement state the following:

The agreement terminates upon the following events:

The maximum duration of the Lambert Private Equity Agreement is for a period of 36 Months, The agreement has specific termination clauses within it that can terminate the agreement prior to the 36 months such as, filing a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation.

Lambert Private Equity, LLC obligation to purchase shares begins with the company completing a draw down notice form. At that point, Lambert will purchase up to 10% of the aggregate daily trading volume. For example, if the company’s trading volume is 50, 000 shares daily, they would purchase 5,000 free trading shares at market value.

In May, 2014 the Company entered into a business loan and security agreement, whereby it borrowed $75,000 from an unrelated third party. The amount outstanding at June 30, 2014 was $71,300 and as of September 30, 2014 was $79,966,70. The loan is repayable in 378 payments of $288 due each business day beginning May 1, 2014. The loan is collateralized by substantially all assets of the Company and is personally guaranteed by the president of the Company.

On November 15, 2013 the Company issued a promissory note in the amount of $70,000 to an unrelated third party. The note bears interest at 11% per annum. The note is payable in monthly installments of interest only until the maturity date, and is personally guaranteed by the president of the Company. The $70,000 loan is between Ken's Custom Upholstery, Inc. and Georgia Peaches, LLC; Ken's Custom Upholstery received net proceeds of $60,000 pursuant to the loan agreement with Georgia Peaches due to the requirement to immediately pay Georgia Peaches' legal counsel $10,000 from the loan proceeds; The loan is due the earlier of November 15, 2014 or seven calendar days after "Borrower has been issued a ticker symbol on an over-the-counter exchange in connection with Borrower's initial public offering." The loan is guaranteed by Ken Kovie.

The company will need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing.  If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

Business credit cards are used to purchase materials needed to complete the reupholstery of furniture, to operate and maintain the business vehicles, as well as general office supplies, and business maintenance. We currently have a maximum credit line of $50,000 and owe $34,798 leaving a balance of $15,202 we can draw on.

As of September 30, 2014, we had $24,972 in cash as compared to $10,660 as at December 31, 2013. As of the date of this registration statement, the Company's sole officer and director, Mr. Kovie has secured a loan with Georgia Peaches, LLC in order to fund the entire process of going public and all associated expenses that pertain to this process. Currently, Mr. Kovie has enough capital to fund the final stages of reaching the OTCBB. . This Promissory Note is dated November 30, 2013,and in the amount of Seventy Thousand and 00/100 Dollars ($70,000), payable to the Lender (the "Term Note") over a period of twelve (12) months at a rate of eleven percent (11%) per annum, which is attached as Exhibit A to this Agreement.

Results of Operations

Nine months ended September 30, 2014 compared to the nine months ended September 30, 2013

Sales

Sales for the nine months ended September 30, 2014 and 2013 were $442,184, and $415,531 respectively. The increase in revenue of $26,653 primarily was attributable to increases in customer orders.

Cost of Sales and Gross Profit

Cost of sales for the nine months ended September 30, 2014 and 2013 were $277,132 and $236,459, respectively, resulting in gross profit of $165,052 and $179,072, respectively. The decrease in the gross profit percentage was due to increases in payroll and raw material costs, which we were unable to pass along to customers

Operating Expenses

We had total operating expenses of $199,764 for the nine months ended September 30, 2014 as compared to $110,444 for the nine months period ended September 30, 2013. The increase in operating expenses of $89320 is due to an increase in general and administrative expenses primarily due to an increase in employees as well as increases in various other accounts and an increase in professional fees associated with the S-1 filing.

Interest Expense

We incurred interest expense of $56,654 for the nine months ended September 30, 2014 as compared to $36,516 for the nine months ended September 30, 2013. The increase in interest expense of $20,138 is due primarily to increased borrowing.

Net Loss / Income

As a result of the foregoing, we realized a net loss of $91,366 for the nine months ended September 30, 2014 as compared to a net profit of $44,009 for the nine months ended September 30, 2013

Three months ended September 30, 2014 compared to the three months ended September 30,2013

Sales

Sales for the three months ended September 30, 2014 , 2014 and 2013 were $152,156 , and $128,533 respectively. The increase in revenue of $23,623 primarily was attributable to increases in customer orders.

Cost of Sales and Gross Profit

Cost of sales for the three months ended September 30, 2014 and 2013 were $96,578 and $85,581 respectively, resulting in gross profit of $55,578 and $42,952, respectively. The increase in the gross profit was due to increases sales.

Operating Expenses

We had total operating expenses of $67,524 for the three months ended September 30, 2014 as compared to $37,153 for the three months ended September 30, 2013 .. The increase in operating expenses of $30,371 is due to an increase in general and administrative expenses primarily due to an increase in employees as well as increases in various other accounts, including an increase in professional fees associated with the S-1 filings.

Interest Expense

We incurred interest expense of $24,774 for the three months ended September 30, 2014 as compared to $17,895 for the three months ended September 30, 2013 .. The increase in interest expense of $6,879 is due primarily to increased borrowing.

Net Loss / Income

As a result of the foregoing, we realized a net loss of $36,720 for the three months ended September 30, 2014 as compared to a net loss of $12,096 for the three months ended September 30, 2013

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

Sales

Sales for the years ended December 31, 2013 and 2012 was $559,159 and $577,978 respectively. The decrease in revenue of $18,819 or 3% primarily was attributable to delays in customer orders due to an extremely harsh winter and decreased end-user demand.

Cost of Sales and Gross Profit

Cost of sales for the year ended December 31, 2013 and 2012 was $386,858 and $372,333, respectively, resulting in gross profit of $172,301 and $205,645, respectively. The gross profit percentage for the year ended December 31, 2013 and 2012 was 31% and 36% respectively.  The decrease in gross profit of $33,344 was primarily attributable to was primarily attributable to decreased end user demand for our products.

Operating Expenses

We had total operating expenses of $149,370 for the year ended December 31, 2013 as compared to $151,795 for the year ended December 31, 2012. The decrease in operating expenses of $2,425 is due to a decrease in general and administrative expenses,

Interest Expense

We incurred interest expense of $44,687 for the year ended December 31, 2013 as compared to $34,379 for the year ended December 31, 2012. The increase in interest expense of $10,308 is due primarily to credit card interest.

Net Loss / Income

As a result of the foregoing, we realized a net loss of ($9,859) for the year ended December 31, 2013 as compared to a net profit of $32,665 for the year ended December 31, 2012.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Plan of Operations

Over the 12 month period starting upon the effective date of our registration statement, our company must raise capital to grow its business model, you may be investing in a company that will not have the funds necessary to fully develop its Plan of Operations.

Over the next twelve months we plan to execute the following:

1) to expand our sales force by a minimum of 2 people

2) to open at least one new showroom in another area of Chicago

3) to hire a minimum of 2 new upholsterers to increase our production

4) to increase our advertising budget

5) to expand our market share by acquiring another upholstery shop

6) to initiate a campaign to encourage people to recycle their old furniture

7) to purchase a fabric manufacturing company to help cut the cost of buying fabric elsewhere

The failure to raise additional funding thereof would result in need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing.  If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

NONE

Directors and Executive Officers

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our officers and sole director.

The name, address, age and position of our present officer and director is set forth below:

Name	Age	Position(s)
Ken Kovie[1]	56	President, Treasurer, Chief Financial Officer and Chairman of the Board of Directors.
		Secretary

1 The person named above has held his office since inception and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Ken Kovie

Ken’s Custom Upholstery and Upholstery International were founded by Kenneth Kovie, CEO.  He started as a small one man shop in 1985 in Oak Forest, IL.  He quickly grew to a 5 man shop and expanded to a larger shop, also in Oak Forest, IL, in 1989.  Then in 1999 the shop moved to Tinley Park, IL, now employing 10.  In 2008, we opened up a showroom and workshop in 2 separate locations.

Ken started working in the upholstery business at 11 years old at his uncle’s upholstery shop in Chicago, IL.  He attended Western Illinois University seeking a degree in political science.  Upon the death of his step-father, he was forced to stop his formal education so he could work to support his mother and two younger sibling.  He returned to his uncle’s upholstery business until 1985 when he decided it was time to open his own shop.   After starting his own business he became involved in his community also.  He was president of Oak Forest Chamber Commerce for 3 years and remained on the board of directors for many more years. While an active board member, Ken spearheaded the now locally famous Oak Fest, an annual city event.   He was on the Board of Ethics and Economic Development Commission both in Oak Forest, IL.

Our sole director and officers do not hold positions on the board of directors of any other U.S. reporting companies and has no affiliation with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

The Company believes that Mr. Kovie’s business experience and entrepreneurial success make him well suited to serve as our officer and director.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and director for all services rendered in all capacities to us for the period from inception through December 31, 2013.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ken Kovie,President	2013	80,000	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ken Kovie	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Upholstery International may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception  through November 12, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	0	0	0	0	0	0	0
Ken Kovie	0	0	0	0	0	0	0

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares. The percent of class is based on 19,880,200 shares of common stock issued and outstanding as of November 12, 2014.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Ken Kovie	10,440,000	52%
Common Stock	All Officers as a Group	10,440,000	52%
Common Stock	Rose M. Gallagher Family Trust [3]	3,000,000	15%
Common Stock	Synergistic [4]	3,000,000	15%

[1]
The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Kovie is the only “promoter” of our company.

[2]
Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days.

[3]	Daniel Gallagher has investment/voting control for the Trust
[4]	Geoffrey Thompson has investment/voting control for Synergistic

Certain Relationships and Related Transactions

The value of our shares issued as of September 30, 2014 was arbitrarily determined by Upholstery International and did not bear any relationship to assets, earnings, book value, or any other objective criteria of value. Among the factors considered were:
  no established public market for the Company’s shares;
  our lack of operating capital and,
  the risk associated with our lack of profitable operating history.

As of December 31, 2013 and 2012, the Company was obligated to a director, Ken Kovie who is also an officer and a stockholder, for a non-interest bearing demand loan in the amounts of $67,558 and $89,779, respectively. The Company plans to pay the loan back as cash flows become available.

Mr. Kovie has personally loaned money to the company. No reference to the loan from Georgia Peaches nor the May 2014 loan is intended.

Item 12.
Available Information
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will file a Form 8-A registration statement with the SEC prior to, or concurrently with, the effectiveness of this Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form S-1 registration statement. We will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

Item 12A.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities.
Our director and officers are indemnified as provided by the Delaware Statutes. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.
Other Expenses of Issuance and Distribution.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$30,000
SEC Filing Fee	$3,864
Printing	$200
Transfer Agent	$1,000
TOTAL	$35,064

Item 14.
Indemnification of Directors and Officers.
We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Our director and officers are indemnified as provided by the Delaware Statutes. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15.
Recent Sales of Unregistered Securities.

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 26, 2013 the Company issued 6.000,000 shares to Pathways Financial LLC in association with a subscription agreement for $600.

On December 26, 2013 the Company issued 350,000 shares to Georgia Peaches for consulting services. The Company valued these shares at the price per share issued with the subscription agreement referred to above.

On December 26, 2013 the company issued 80,000 shares to Lambert Equity LLC as an incentive to reach said agreement in their stock purchase agreement.

Between February 12, 2014 and July 30, 2014 we sold 20,00 shares of common stock to 37 investors listed in the below table, at a price per share of $1.50 for an aggregate offering price of $30,300 .  All sold securities were paid for in cash. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506(b) of Regulation D of the Securities Act of 1933.

Date		Name	# of Shares	Total Price
2	/12/2014	Joshua Kopczyk	100	$150.00
2	/12/2014	Abigail Kopczyk	100	$150.00
2	/12/2014	Joyce Bryant	100	$150.00
2	/12/2014	Tom Evoy	100	$150.00
2	/12/2014	Andrea Kubida	1500	$2,250.00
2	/12/2014	Donald Kubida	1500	$2,250.00
2	/12/2014	John R. Walker	100	$150.00
2	/14/2014	Benjamin Carlson	100	$150.00
2	/14/2014	Gavin Carlson	100	$150.00
2	/14/2014	Carianne Siegel	500	$750.00
2	/14/2014	Mark J. Siegel	500	$750.00
2	/14/2014	Danica A, Siegel	300	$450.00
2	/14/2014	Dalanie L. Siegel	300	$450.00
2	/14/2014	Carol L. Kalber	1000	$1,500.00
3	/3/2014	Scott K. Walker	100	$150.00
2	/24/2014	Lois O'Sullivan	100	$150.00
2	/24/2014	Robert Kuenster	100	$150.00
2	/24/2014	Joseph Lombardo	100	$150.00
3	/3/2014	Annette & Charles Wagner	500	$750.00
3	/3/2014	Abigail Rea	100	$150.00
3	/3/2014	Katelyn Rea	100	$150.00
3	/3/2014	Madelyn Rea	100	$150.00
3	/3/2014	Jayne Wagner	100	$150.00
3	/3/2014	Steven Wagner	100	$150.00
3	/11/2014	Andrew Kopczyk	500	$750.00
3	/11/2014	Anna Kopczyk	500	$750.00
3	/11/2014	Lisa Kopczyk	500	$750.00
3	/17/2014	Brian Walker	100	$150.00
3	/17/2014	Kevin Walker	100	$150.00
3	/17/2014	Peter Kopczyk	1000	$1,500.00
3	/25/2014	Mike Levanowski	100	$150.00
3	/28/2014	Anthony Guarino	100	$150.00
6	/16/2014	Kristy L Kubida	1000	$1,500.00
6	/16/2014	Carol L Kalber	1000	$1,500.00
6	/16/2014	Carianne Siegel	500	$750.00
6	/16/2014	Andrea Kubida	2000	$3,000.00
7	/30/2014	Lois O'Sullivan	100	$150.00

On July 30, 2014 we sold 5,000 shares of common stock to five (5) investors listed in the below table, at a price per share of $2.50 for an aggregate offering price of $12,500.  All sold securities were paid for in cash. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506(b) of Regulation D of the Securities Act of 1933.

Date		Name	# of Shares	Total Price
7	/30/2014	John R. & Betty L Cory	1000	$2,500.00
7	/30/2014	Constance R. Logan	1000	$2,500.00
7	/30/2014	Michael W. Janeczko	1000	$2,500.00
7	/30/2014	Ken & Mary Farris	1000	$2,500.00
7	/30/2014	Greg & Ellen Daniel	1000	$2,500.00

Item 16.
Exhibits.
Exhibit No.	Description of Exhibits
3.1(1)	Articles of Incorporation of Upholstery International, Inc.
3.2(1)	Bylaws of Upholstery International, Inc.
5.1(1)	Opinion of Novi & Wilkin regarding the legality of the securities being registered.
10.4(1)	Subscription Agreement
12	Loan Documents
23.1	Auditor Consent
23.2	Consent of council,(council’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement).
99.2(1)	Lambert Agreement
99.3	Georgia Peaches Agreement
99.4	Lambert cancellation executed by Upholstery International, Inc
99.5	Lambert cancellation executed by Lambert Financial, LLC

(1) Files previously

Item 17.
Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

	a.	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered) and any deviation from the low or high end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

	c.	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

a.	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

b.	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

c.	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;

d.	and any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tinley Park, IL

Upholstery International, Inc

/s/Ken Kovie
Ken Kovie      Dated December 31 , 2014
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Upholstery International, Inc

/s/Ken Kovie
Ken Kovie       Dated December 31 , 2014
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer